Execution Version

PREFERRED UNIT PURCHASE AGREEMENT

This PREFERRED UNIT PURCHASE AGREEMENT (this “Agreement”), is made as of January 16, 2026, by and among Vroom Automotive, LLC, a Delaware limited liability company (the “Company”), SPE Holdings 2026-1, a Delaware statutory trust (the “Purchaser”), and solely for the purposes set forth herein, Vroom, Inc., a Delaware corporation (“Vroom Parent”).

WHEREAS, the Company desires to sell and issue to the Purchaser, and the Purchaser desires to subscribe and purchase from the Company, up to [***] Preferred Units of the Company (the “Units”).

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Company and the Purchaser hereby agree as follows:

1.
Purchase and Sale; Closing; Origination Fee.
1.1
Purchase and Sale of the Units.
(a)
The Company shall, on or prior to the Closing, adopt the Second Amended and Restated Limited Liability Company Agreement of the Company, in the form of Exhibit A attached to this Agreement (the “Restated Company Agreement”).
(b)
Subject to the terms and conditions of this Agreement, at the Initial Closing (as defined below), the Purchaser agrees to subscribe for and purchase from the Company, and the Company agrees to sell and issue to the Purchaser, (i) 15,000 Series A Preferred Units, and (ii) 7,500 Series B Preferred Units, in each case, at a purchase price of $1,000 per Unit. The aggregate purchase price for all such Units shall therefore be equal to $22,500,000 (the “Purchase Price”).
1.2
Initial Closing; Additional Closing; Delivery.
(a)
The initial purchase and sale of the Units shall take place remotely via the electronic exchange of documents and signatures on the date of this Agreement, at such time as is mutually agreed upon by the Company and the Purchaser (the consummation of such purchase and sale being designated as the “Initial Closing”).
(b)
After the Initial Closing and on or before [***], upon the mutual agreement of the Company and the Purchaser, the Company may sell, on the same terms and conditions as those contained in this Agreement, up to [***] additional Units (subject to appropriate adjustment in the event of any unit dividend, unit split, combination or similar recapitalization affecting such units) (the “Additional Units”) to the Purchaser or its Affiliates in any number of closings (each an “Additional Closing”). The Additional Units may consist of Series A Preferred Units, Series B Preferred Units, or any combination thereof. In the event there is more than one closing under this Agreement, the term “Closing” shall apply to each such closing, unless otherwise specified. After [***], any additional purchases of Units by Purchaser will be on terms mutually agreeable to the Company and Purchaser, which terms shall be substantially similar to those contained in this Agreement.

(c)
At the Initial Closing, (i) the Purchaser shall pay, or shall cause an Affiliate to pay, to the Company, by wire transfer of immediately available funds to a bank account designated in writing by the Company prior to the Initial Closing, an amount equal to (x) the Purchase Price less (y) the Origination Fee less (z) the Reimbursable Expenses, and (ii) the Company shall (x) sell and issue to the Purchaser the number of Units contemplated in Section 1.1(b), and (y) execute and deliver to the Purchaser a physical certificate representing the Units being purchased by such Purchaser at such Initial Closing. Notwithstanding the foregoing clause (i), the Company and the Purchaser hereby agree that the Purchase Price shall be treated as having been paid by the Purchaser to the Company in full.
(d)
At each Additional Closing, (i) the Purchaser purchasing Units shall pay to the Company the purchase price therefor, by wire transfer of immediately available funds to a bank account designated in writing by the Company prior to such Additional Closing, (ii) the Company shall (A) sell and issue to such Purchaser such Units, and (B) execute and deliver to such Purchaser a physical certificate representing the Units being purchased by such Purchaser at such Additional Closing, and (iii) if such Purchaser is an Affiliate of the original Purchaser, then such Affiliate shall execute a joinder to the Restated Company Agreement to become a party thereto.
1.3
Origination Fee. In connection with the transactions contemplated by this Agreement, the Company shall pay to the Purchaser a fully earned and non-refundable origination fee of [***] (the “Origination Fee”), due and payable upon the date of this Agreement. For administrative convenience, the Company and the Purchaser hereby agree that the Origination Fee shall be deducted from the Purchase Price at the Initial Closing (but shall otherwise be treated as having been paid by the Company to the Purchaser).
1.4
Use of Proceeds. The Company hereby agrees that it shall only use the proceeds from the sale and issuance of the Units at the Initial Closing to (a) make a loan of at least [***] to United Auto Credit Corporation, a California corporation, in accordance with the Loan and Security Agreement, (b) make a one-time special distribution of up to [***] to Vroom Finance Holdings, LLC, if and to the extent approved by the Board (as defined below), and (c) retain any remaining proceeds as cash. The Company shall use the proceeds from the sale and issuance of Units at any Additional Closing as required by the Restated Company Agreement.
1.5
Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.
(a)
“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person. For the avoidance of doubt, UMB Bank, N.A., a national banking association, and UMB Delaware Inc., a Delaware limited purpose trust company, shall not be Affiliates of the Purchaser.
(b)
“Code” means the Internal Revenue Code of 1986, as amended.

(c)
“Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).
(d)
“Custody Agreement” means that certain Custody Agreement, to be entered into at or prior to the Initial Closing, by and between the Company and Computershare Trust Company, N.A.
(e)
“Distribution and Contribution Agreement” means that certain Distribution and Contribution Agreement, to be entered into at or prior to the Initial Closing, by and among United Auto Credit Financing LLC, a Delaware limited liability company, United Auto Credit Corporation, a California corporation (“UACC”), Vroom Automotive Finance Corporation, a California corporation, Vroom Finance Corporation, a Delaware corporation, Vroom Finance Holdings, LLC, a Delaware limited liability company, and the Company.
(f)
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
(g)
“Guarantee” means that certain Guarantee, to be entered into at or prior to the Initial Closing, by and between Vroom Parent, UACC and the Company.
(h)
“Intellectual Property” means all intellectual property rights recognized under applicable law, including patents, patent applications, registered and unregistered trademarks, trademark applications, registered and unregistered service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, mask works, proprietary rights in information and other proprietary rights and processes.
(i)
“Intercompany Agreement” means that certain Intercompany Assignment and Assumption Agreement, to be entered into at or prior to the Initial Closing, by and between the Company, Vroom Parent and Vroom Services, LLC, a Delaware limited liability company.
(j)
“IP Assignment Agreement”, means that certain Intellectual Property Assignment Agreement, to be entered into at or prior to the Initial Closing, by and between the Company and Vast.com, Inc., a California corporation (“Vast”).
(k)
“IP License Agreement” means that certain Intellectual Property License Agreement, to be entered into at or prior to the Initial Closing, by and between Vast and the Company.
(l)
“Key Employee” means Tom Shortt, Jon Sandison and Anna-Lisa Corrales.
(m)
“Knowledge” including the phrase “to the Company’s knowledge” shall mean the Key Employee’s actual knowledge after reasonable investigation and assuming such knowledge as the individual would have as a result of the reasonable performance of the individual’s duties in the ordinary course.

(n)
“Letter Agreement” means that certain Letter Agreement, to be entered into at or prior to the Initial Closing, by and among the Company, the Purchaser, Vroom Parent and Mudrick Capital Management, L.P., a Delaware limited partnership.
(o)
“Loan and Security Agreement” means that certain Loan and Security Agreement, to be entered into at or prior to the Initial Closing, by and between UACC and the Company.
(p)
“Material Adverse Effect” means a material adverse effect on, or significant negative change to, the business, assets (including intangible assets), liabilities, financial condition, property, or results of operations of the Company that substantially reduces its value.
(q)
“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.
(r)
“Preferred Units” means the Series A Preferred Units and the Series B Preferred Units.
(s)
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(t)
“Series A Preferred Units” means Series A Preferred Units of the Company.
(u)
“Series B Preferred Units” means Series B Preferred Units of the Company.
(v)
“Transaction Agreements” means this Agreement, the Restated Company Agreement, the Loan and Security Agreement, the Letter Agreement, the Intercompany Agreement, the IP Assignment Agreement, the IP License Agreement, the Distribution and Contribution Agreement, the Guarantee, the Custody Agreement and the Trust Agreement.
(w)
“Trust Agreement” means, collectively, the “Basic Documents” and the “Certificates”, each as defined in that certain Sale and Servicing Agreement, dated as of February 28, 2025, by and among United Auto Credit Securitization Trust 2025-1, as issuer, United Auto Credit Financing LLC, as depositor, United Auto Credit Corporation, as servicer, and Computershare Trust Company, N.A., as backup servicer and indenture trustee.
2.
Representations and Warranties of the Company. Each of Vroom Parent and the Company hereby represent and warrant to the Purchaser that, except as set forth on the Disclosure Schedule attached as Exhibit B to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete in all respects as of the date of the Initial Closing. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 2, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Section 2 only to the extent it is reasonably apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

For purposes of these representations and warranties (other than those in Sections 2.2, 2.3, 2.4, 2.5, and 2.6), the term the “Company” shall include any subsidiaries of the Company, unless otherwise noted herein.

2.1
Organization, Good Standing, Corporate Power and Qualification. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite company power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction where the failure to so qualify would reasonably be expected to have a Material Adverse Effect.
2.2
Capitalization.
(a)
The authorized membership interests of the Company consists, as of the date hereof, but before giving effect to the Initial Closing, of:
(i)
an unlimited number of Common Units (the “Common Units”), 30,672 of which are issued and outstanding. All of the outstanding Common Units have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.
(ii)
(A) an unlimited number of Series A Preferred Units, none of which are issued and outstanding, and (B) an unlimited number of Series B Preferred Units, none of which are issued and outstanding. The rights, privileges and preferences of the Preferred Units are as stated in the Restated Company Agreement.
(b)
Section 2.2(b) of the Disclosure Schedule sets forth the capitalization of the Company immediately following the Initial Closing, including the number of units of the following: (i) issued and outstanding Common Units, and; (ii) issued and outstanding Preferred Units. Except for the conversion privileges of the Series B Preferred Units to be issued under this Agreement, and except for the rights set forth in the Restated Company Agreement, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any Common Units or Preferred Units, or any securities convertible into or exchangeable for Common Units or Preferred Units. All outstanding Common Units are subject to the transfer restrictions set forth in the Restated Company Agreement.
(c)
Except as set forth in the Restated Company Agreement, the Company has no obligation (contingent or otherwise) to purchase or redeem any of its Common Units or Preferred Units.
(d)
The Company has obtained valid waivers of any rights by other parties to purchase and be issued any of the Units covered by this Agreement.

2.3
Subsidiaries. Except as set forth on Section 2.3 of the Disclosure Schedule, the Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.
2.4
Authorization. All actions required to be taken by (x) the board of managers (the “Board”) and members of the Company, and (y) the board of directors (or similar governing body) and equityholders of the Company’s Affiliates, in each case, in order to authorize the Company (and its Affiliates) to enter into the Transaction Agreements, and to issue the Units at the Closing (and the Common Units issuable upon conversion of the Units), has been taken or will be taken prior to the Initial Closing. All action on the part of the officers of the Company (and its Affiliates) necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company (and its Affiliates) under the Transaction Agreements to be performed as of the Initial Closing, the issuance and delivery of the Units and the Common Units issuable upon conversion of the Units, has been taken or will be taken prior to the Initial Closing. The Transaction Agreements, when executed and delivered by the Company (and its Affiliates), shall constitute valid and legally binding obligations of the Company (and its Affiliates), enforceable against the Company (and its Affiliates) in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Restated Company Agreement may be limited by applicable federal or state securities laws.
2.5
Valid Issuance of Securities.
(a)
The Units, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable. The Units will be free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in Section 3 of this Agreement, the Units will be issued in compliance with all applicable federal and state securities laws. The Common Units issuable upon conversion of the Units have been duly reserved for issuance, and upon issuance in accordance with the terms of the Restated Company Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable federal and state securities laws and liens or encumbrances created by or imposed by the Purchaser. Based in part upon the representations of the Purchaser in Section 3 of this Agreement, the Common Units issuable upon conversion of the Units will be issued in compliance with all applicable federal and state securities laws.
(b)
No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable.

2.6
Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchaser in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company or its Affiliates in connection with the consummation of the transactions contemplated by this Agreement.
2.7
Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or, to the Company’s knowledge, currently threatened (i) against the Company that involves amounts in excess of [***] or against any officer, manager or Key Employee of the Company arising out of their employment or manager relationship with the Company or its Affiliates, (ii) that questions the validity of the Transaction Agreements or the right of the Company (and its Affiliates) to enter into them, or to consummate the transactions contemplated by the Transaction Agreements; or (iii) that would reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its officers, managers or Key Employees is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, managers or Key Employees, such as would affect the Company). There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.
2.8
Intellectual Property. The Company does not own any material Intellectual Property in the conduct of its business as now conducted.
2.9
Compliance with Other Instruments; No Conflicts.
(a)
The Company is not in violation or default (i) of any provisions of its Certificate of Formation or Restated Company Agreement, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound that is required to be listed on the Disclosure Schedule or (v) any provision of federal, foreign or state statute, rule or regulation applicable to the Company the violation of or default under which would reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

2.10
Agreements; Actions.
(a)
Except for the Transaction Agreements and as set forth on Section 2.10(a) of the Disclosure Schedule, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that include (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of [***] (other than employment agreements and offer letters), (ii) the grant to the Company of a license to use any Intellectual Property of a third party, other than (A) shrink-wrap, click-wrap and off-the shelf software licenses, and other non-exclusive licenses for software, software-enabled services or data services that are generally available on standard terms, (B) non-exclusive licenses granted in the ordinary course of business that are incidental to the primary purpose of the agreements in which such licenses are granted and (C) agreements containing confidentiality provisions that would not otherwise be required to set forth pursuant to this clause (ii) but for an express or implied right therein to use confidential or proprietary information, (iii) any non-competition, non-solicitation or similar restrictions or limitations on the Company, or (iv) any “most favored nations” provisions.
(b)
Except as set forth on Section 2.10(b) of the Disclosure Schedule, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its units, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of [***] or in excess of [***] in the aggregate, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business. For the purposes of clauses (a) and (b) of this Section 2.10, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsection.
(c)
The Company is not a guarantor or indemnitor of any indebtedness of any other Person.
(d)
As of the Initial Closing, no fees, charges or amounts are outstanding or payable by the Company under that certain [***] Agreement, [***], by and between [***] and the Company.
2.11
Certain Transactions.
(a)
Other than (i) standard employee benefits generally made available to all employees, (ii) standard manager and officer indemnification agreements approved by the Board, and (iii) as set forth on Section 2.11(a) of the Disclosure Schedule, there are no agreements, understandings or proposed transactions between the Company and any of its officers, managers, consultants or Key Employees, or any Affiliate thereof.
(b)
Except as set forth on Section 2.11(b) of the Disclosure Schedule, the Company is not indebted, directly or indirectly, to any of its managers, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. Except as set forth on Section 2.11(b) of the Disclosure Schedule, none of the Company’s managers, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company or, to the Company’s knowledge, have any (i) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with the Company or any of the Company’s customers, suppliers, service providers, joint venture partners, licensees and competitors, (ii) direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that managers, officers, employees or members of the Company may own securities in (but not exceeding two percent (2%) of the outstanding capital stock of) publicly traded companies that may compete with the Company; or (iii) financial interest in any contract with the Company.
2.12
Rights of Registration and Voting Rights. Except as provided in the Restated Company Agreement, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. To the Company’s knowledge, except as contemplated in the Restated Company Agreement, no member of the Company has entered into any agreements with respect to the voting of units of the Company.
2.13
Property; Assets.
(a)
The property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets. The Company does not own any real property.
(b)
(i) Section 2.13(b)(i) of the Disclosure Schedules sets forth all property, assets and liabilities of the Company that have not been sold, transferred, novated or assigned by the Company to an Affiliate of the Company or any other Person prior to the Initial Closing.
(i)
Vroom Parent has assumed sole responsibility for any and all losses, damages, costs, expenses, detriments, liabilities and obligations of the property, assets and liabilities described in the foregoing clause (i) and the related Disclosure Schedule (collectively, the “Excluded Liabilities”), and the Company, its subsidiaries and the Purchaser shall have no liability or obligation with respect to any such Excluded Liability.
(ii)
Each of the Company and the Purchaser agree that Vroom Parent shall be entitled to any benefit, payment, or other consideration attributable to or arising or derived from the property, assets and liabilities described in the foregoing clause (i) and the related

Disclosure Schedule (collectively, the “Excluded Assets”), and none of the Company, its subsidiaries or the Purchaser shall be entitled to any benefit or compensation with respect to any such Excluded Asset.
(c)
Section 2.13(c) of the Disclosure Schedules set forth all property, assets and liabilities that will be assigned or transferred to the Company at the Initial Closing in accordance with the Distribution and Contribution Agreement, the IP License Agreement and the Loan and Security Agreement (the “Transferred Assets and Liabilities”).
2.14
Financial Statements. Vroom Parent has delivered to the Purchaser its consolidated financial statements for the fiscal year ended December 31, 2024 and its unaudited financial statements (including balance sheet, income statement and statement of cash flows) as of September 30, 2025 (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by GAAP. The Financial Statements fairly present in all material respects the financial condition and operating results of Vroom Parent and its subsidiaries as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal, recurring year-end audit adjustments. Except as set forth in the Financial Statements, Vroom Parent has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to September 30, 2025 (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) liabilities and obligations of a type or nature not required under GAAP to be reflected in financial statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect on Vroom Parent. Section 2.14 of the Disclosure Schedule sets forth a standalone unaudited balance sheet of the Company as of December 31, 2025, which has been prepared in accordance with GAAP (except that such balance sheet may not contain footnotes required by GAAP) and fairly presents, in all material respects, the financial condition of the Company as of such date, subject to normal recurring year-end audit adjustments.
2.15
Changes. Except as contemplated by this Agreement and the Restated Company Agreement, since September 30, 2025, there has not been:
(a)
any material change in the assets, liabilities, financial condition or operating results of Vroom Parent from that reflected in the Financial Statements, except (i) changes in the ordinary course of business, and (ii) as set forth on Section 2.15 of the Disclosure Schedule;
(b)
any material damage, destruction or loss to the property or assets of the Company, whether or not covered by insurance;
(c)
any waiver or compromise by the Company of a valuable right or of a material debt owed to it;
(d)
any material satisfaction or discharge of any material lien, claim, or encumbrance or payment of any material obligation by the Company, except in the ordinary course of business;

(e)
any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;
(f)
any material change in any compensation arrangement or agreement with any employee, officer, manager or member;
(g)
any resignation or termination of employment of any officer or Key Employee of the Company;
(h)
any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet delinquent and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;
(i)
any loans or guarantees made by the Company to or for the benefit of its employees, officers or managers, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;
(j)
any declaration, setting aside or payment or other distribution in respect of any of the Company’s securities, or any direct or indirect redemption, purchase, or other acquisition of any of such securities by the Company;
(k)
receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;
(l)
to the Company’s knowledge, any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that could reasonably be expected to have a Material Adverse Effect; or
(m)
any arrangement or commitment by the Company to do any of the things described in this Section 2.15.
2.16
Employee Matters.
(a)
As of the date hereof, the Company does not employ or engage any employees, consultants or independent contractors. To the Company’s knowledge, none of its former employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with such employee’s ability to promote the interest of the Company or that would conflict with the Company’s business. Neither the execution or delivery of the Transaction Agreements, nor the conduct of the Company’s business as now conducted and as presently proposed to be conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any former employee is now obligated.
(b)
The Company is not delinquent in payments to any of its former employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such former employees, consultants or independent contractors. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification and collective bargaining. The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from former employees of the Company and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.
(c)
To the Company’s Knowledge, no officer of the Company or any of the Key Employees intends to terminate his or her employment or service arrangement with the Company or any of its Affiliates or is otherwise likely to become unavailable to continue providing employment or services to the Company or any of its Affiliates, nor does the Company or any of its Affiliates have a present intention to terminate the employment or service arrangement of any of the foregoing. The employment of each former employee of the Company was terminable at the will of the Company. Upon termination of the employment of any former employees, no severance or other payments became due. The Company has no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment services. Except as set forth in Section 2.16(c) of the Disclosure Schedule, neither the execution, delivery or performance of the Transaction Agreements nor the consummation of the transactions contemplated by the Transaction Agreements will (either alone or in combination with termination of service): (i) result in any payment becoming due, or increase the amount of any compensation due, to any current or former employee, consultant or independent contractor of the Company or (ii) result in the acceleration of the time of payment or vesting of any compensation or benefits due to any current or former employee, consultant or independent contractor of the Company.
(d)
The Company has not made any commitments regarding equity incentives to any officer or former employee, manager or consultant of the Company.
(e)
Other than as set forth in Section 2.16(e) of the Disclosure Schedule, the Company does not sponsor, maintain or contribute to, and has not sponsored, maintained, contributed to or established, any employee benefit plan which is subject to ERISA. Each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA), whether or not subject to ERISA, that is or has been maintained or contributed to by the Company complies and is administered, or complied and was administered, in all material respects in accordance with its terms and the requirements of all applicable laws.
(f)
The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the former employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending or threatened, nor is the Company aware of any labor organization activity involving its former employees.
(g)
To the Company’s knowledge, none of the officers or former managers of the Company has been (i) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for such person’s business or property; (ii) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) subject to any order, judgment or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining such person from engaging, or otherwise imposing limits or conditions on such person’s engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; or (iv) found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state securities, commodities, or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.
2.17
Tax Matters.
(a)
The Company has (i) paid all material federal, state, county, local or foreign taxes due and payable by the Company and (ii) withheld and paid over to the appropriate governmental agency all material taxes required to be so withheld and paid by the Company. There have been no examinations or audits of any material tax returns or reports of the Company by any applicable federal, state, local or foreign governmental agency, in each case, that have not been finally resolved. The Company has duly and timely filed all material federal, state, county, local and foreign tax returns required to have been filed by it, and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.
(b)
The Company is properly classified as an association taxable as a corporation for U.S. federal income tax purposes.
(c)
[***]
(d)
As of the Initial Closing, the Company is not a party to any tax sharing agreement, or any other similar agreement or arrangement under which the Company has any remaining liability or obligation.
2.18
Permits. The Company has all permits, licenses and any similar authority necessary for the conduct of its business in effect as of the Initial Close, the lack of which could reasonably be expected to have a Material Adverse Effect. The Company is not in default under any such permits, licenses or similar authority, except where such default would not reasonably be expected to have a Material Adverse Effect.
2.19
Real Property Holding Corporation. The Company is not now and has not been during the period specified in Section 897(c)(1)(A)(ii) of the Code a “United States real property holding corporation” as defined in the Section 897(c)(2) of the Code and the applicable regulations promulgated thereunder.
2.20
Data Privacy.
(a)
In connection with the collection, storage, use, access, disclosure and/or other processing of any information that constitutes “personal information,” “personal data,” “personally identifiable information” or analogous term as defined in applicable laws

(collectively, “Personal Information”), by or on behalf of the Company, to the Company’s knowledge, the Company is and has been in compliance in all material respects with the following (collectively, “Privacy Requirements”): (i) all applicable laws governing privacy or data security in all relevant jurisdictions relating to data loss, data theft, and security breach notification obligations, telephone or text message communications, artificial intelligence and automated decision-making, or marketing by email or other channels, (ii) the Company’s published privacy policies, and (iii) the privacy or data security requirements of any contracts, codes of conduct, or industry standards by which the Company is legally bound.
(b)
The Company maintains and has maintained reasonable physical, technical, and administrative security measures and policies designed to protect all Personal Information owned, stored, used, maintained or controlled by or on behalf of the Company from and against unlawful, accidental or unauthorized access, destruction, loss, use, modification, disclosure, and/or other processing.
(c)
To the Company’s knowledge, there has been no material unlawful, accidental or unauthorized access to, or destruction, loss, use, modification, disclosure, or other processing of, Personal Information owned, stored, used, maintained or controlled by or on behalf of the Company.
2.21
Corporate Documents. The Company’s Certificate of Formation and the Restated Company Agreement are in the form provided to the Purchaser. The copy of the minute books of the Company contains minutes of all meetings of managers and members and all actions by written consent without a meeting by the managers and members in the three years prior to the date of this Agreement and accurately reflects in all material respects all actions by the managers (and any committee of the Board) and members with respect to all transactions referred to in such minutes.
2.22
Insurance. The Company has in full force and effect general commercial, fire and casualty insurance policies with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.
2.23
Environmental and Safety Laws. Except as could not reasonably be expected to have a Material Adverse Effect: (a) the Company is and has been in compliance with all Environmental Laws; (b) there has been no release or threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste or petroleum or any fraction thereof (each a “Hazardous Substance”), on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company; (c) there have been no Hazardous Substances generated by the Company that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States; and (d) there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company, except for the storage of hazardous waste in compliance with Environmental Laws.

For purposes of this Section 2.23, “Environmental Laws” means any law, regulation, or other applicable requirement relating to (i) releases or threatened release of Hazardous Substance; (ii) pollution or protection of employee health or safety, public health or the environment; or (iii) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

2.24
Foreign Corrupt Practices Act. Neither the Company nor any of the Company’s managers, officers or, to the Company’s knowledge, employees or agents have, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), foreign political party or official thereof or candidate for foreign political office for the purpose of (i) influencing any official act or decision of such official, party or candidate, (ii) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, or (iii) securing any improper advantage, in the case of (i), (ii) and (iii) above, in order to assist the Company or any of its affiliates in obtaining or retaining business for or with, or directing business to, any person. Neither the Company nor any of its managers, officers or, to the Company’s knowledge, employees or agents have made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation. Neither the Company, or, to the Company’s knowledge, any of its officers, managers or employees are the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to the FCPA or any other anti-corruption law.
2.25
AML/OFAC. Neither the Company nor to the knowledge of the Company, any manager, officer, agent, employee or Affiliate of the Company (i) is, or is controlled or 50% or more owned in the aggregate by or acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union (including sanctions administered or enforced by Her Majesty’s Treasury of the United Kingdom) or other relevant sanctions authority (collectively, “Sanctions”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory and (iii) will, directly or indirectly, use the proceeds from the issuance of the Units, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise). The Company has maintained, and has caused each of its Affiliates to maintain, systems of internal controls to ensure that it does not violate (i)-(iii) above.
2.26
Export Control. The Company has conducted all export transactions in accordance with applicable provisions of United States export control laws and regulations, including the Export Administration Regulations, the International Traffic in Arms Regulations, the regulations administered by the Office of Foreign Assets Control of the U.S. Treasury Department, and the export control laws and regulations of any other applicable jurisdiction.

Without limiting the foregoing: (a) the Company has obtained all export licenses and other approvals, timely filed all required filings and has assigned the appropriate export classifications to all products, in each case as required for its exports of products, software and technologies from the United States and any other applicable jurisdiction; (b) the Company is in compliance with the terms of all applicable export licenses, classifications, filing requirements or other approvals; (c) there are no pending or, to the knowledge of the Company, threatened claims against the Company with respect to such exports, classifications, required filings or other approvals; (d) there are no pending investigations related to the Company’s exports; and (e) there are no actions, conditions, or circumstances pertaining to the Company’s export transactions that would reasonably be expected to give rise to any material future claims. To the Company’s knowledge, since its inception, the Company is and has been in compliance with all applicable laws administered by the Bureau of Customs and Border Protection in the United States Department of Homeland Security.
2.27
[***] Act. (a) Vroom Parent and each of its subsidiaries, and (b) to the knowledge of the Company, each manager, officer, employee and agent of Vroom Parent and each of its subsidiaries, in each case, are not an entity or person (i) that is listed in the annex to, or is otherwise subject to the provisions of, [***], (ii) whose name appears on OFAC’s most current list of “Specifically Designed National and Blocked Persons,” (iii) who commits, threatens to commit or supports “terrorism”, [***], or (iv) who is otherwise affiliated with any entity or person listed or referred to in the foregoing clauses (i) and (ii).
2.28
Investment Company Act. The Company is not required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”) and it is not solely relying on the exemptions from registration set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.
2.29
Disclosure. The Company has made available to the Purchaser all the information that the Purchaser has requested for deciding whether to acquire the Units. No representation or warranty of Vroom Parent or the Company contained in this Agreement, as qualified by the Disclosure Schedule, and no certificate furnished or to be furnished to Purchaser at the Initial Closing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.
3.
Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company, as of the date of the Initial Closing, that:
3.1
Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
3.2
Reserved.

3.3
Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Units with the Company’s management and has had an opportunity to review the Company’s facilities, books and records. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchaser to rely thereon.
3.4
Restricted Securities. The Purchaser understands that the Units have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Units indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Units or the Common Units into which the Units may be converted for resale except as set forth in the Restated Company Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Units, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.
3.5
Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.
3.6
No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Units.
4.
Conditions to the Purchaser’s Obligations at Closing. The obligations of the Purchaser to purchase the Units at each Closing are subject to the fulfillment, at or before the Initial Closing, of each of the following conditions, unless otherwise waived:
4.1
Representations and Warranties. The representations and warranties of Vroom Parent and the Company contained in Section 2 shall be true and correct in all respects as of the Initial Closing.
4.2
Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company in all respects at or before the Initial Closing.
4.3
Compliance Certificate. An officer of the Company shall deliver to the Purchaser at the Initial Closing a certificate certifying that the conditions specified in Subsections 4.1 and 4.2 have been fulfilled.

4.4
Qualifications. All authorizations, approvals or permits, if any, of any federal, state, local or foreign governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Units pursuant to this Agreement shall be obtained and effective as of the Initial Closing.
4.5
Restated Company Agreement. The Company and the other parties required to amend and restate the existing limited liability company agreement of the Company shall have executed and delivered the Restated Company Agreement.
4.6
Transaction Agreements. The Company shall have delivered to the Purchaser copies of each Transaction Agreement duly executed by each of the parties thereto.
4.7
Opinions of Company Counsel. The Purchaser shall have received from Latham & Watkins LLP, counsel for the Company, a corporate opinion, dated as of the Initial Closing, in substantially the form of Exhibit C attached to this Agreement in a form reasonably satisfactory to the Purchaser.
4.8
Secretary’s Certificate. The Secretary of the Company shall have delivered to the Purchaser at the Initial Closing, a certificate certifying (a) the Restated Company Agreement, (b) resolutions of the Board and similar governing bodies of the Company’s Affiliates approving the Transaction Agreements and the transactions contemplated under the Transaction Agreements, and (c) resolutions of the members of the Company approving the Restated Company Agreement.
4.9
Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Initial Closing and all documents incidental thereto shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.
4.10
Preemptive Rights. The Company shall have obtained enforceable waivers in respect of any preemptive or similar rights directly or indirectly affecting any of its securities (including in relation to the issuance of the Units).
5.
Conditions of the Company’s Obligations at Closing. The obligations of the Company to sell the Units to the Purchaser at the Closing are subject to the fulfillment, at or before the Closing, of each of the following conditions, unless otherwise waived:
5.1
Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct in all respects as of the Closing.
5.2
Performance. The Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it at or before the Closing.
5.3
Qualifications. All authorizations, approvals or permits, if any, of any federal, state, local or foreign governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Units pursuant to this Agreement shall be obtained and effective as of the Closing.

5.4
Restated Company Agreement. The Purchaser shall have executed and delivered the Restated Company Agreement.
6.
Indemnification.
6.1
Purchaser Indemnity. Purchaser hereby agrees to indemnify and hold harmless the Company and its Affiliates and its and their directors, officers, managers, members, stockholders or other equityholders, agents, and legal counsel, from and against any and all loss, damage or liability (including reasonable attorneys’ fees) due to or arising out of a breach of any representation, warranty or covenant of Purchaser contained in this Agreement; provided, that, except in the case of Purchaser’s Fraud, the aggregate amount of indemnification available pursuant to this Section 6.1, if any, shall not exceed the Purchase Price. Except in the case of the Purchaser’s Fraud, this Section 6.1 is the Company’s (and its Affiliates’) sole and exclusive remedy with respect to any and all claims for any breach of any representation, warranty or covenant of the Purchaser set forth herein. For purposes of this Agreement, “Fraud” means intentional and willful misrepresentation of material facts with respect to express representations and warranties contained herein, which constitute common law fraud under applicable laws.
6.2
Vroom Parent Indemnity. Vroom Parent understands the meaning and legal consequences of the representations, warranties and covenants contained herein. Vroom Parent hereby agrees to indemnify and hold harmless the Purchaser and its Affiliates and its and their directors, officers, managers, members, trustees, stockholders or other equityholders, agents, and legal counsel, from and against any and all loss, damage or liability (including reasonable attorneys’ fees) due to or arising out of a breach of any representation, warranty or covenant of Vroom Parent and/or the Company contained in this Agreement; provided, that, except in the case of liabilities arising out of the Excluded Liabilities or the Company’s Fraud, the aggregate amount of indemnification available pursuant to this Section 6.2, if any, shall not exceed the Purchase Price; provided, further, that Vroom Parent shall not be liable under this Section 6.2 for any inaccuracy or breach of any of the representations or warranties contained in Section 2.17(c) in the event that the Purchaser had Actual Knowledge of such inaccuracy or breach prior to the Initial Closing. For purposes of the immediately preceding sentence, the “Actual Knowledge” of the Purchaser means the actual knowledge of the individual designated by the Purchaser in a written notice delivered to Company on the date hereof (the “Purchaser Knowledge Party”), which knowledge was obtained or otherwise received by such Purchaser Knowledge Party or such Purchaser Knowledge Party’s advisers in any written materials provided to such Purchaser Knowledge Party by or on behalf of the Company. Except in the case of the Company’s or Vroom Parent’s Fraud, this Section 6.2 is Purchaser’s (and its Affiliates’) sole and exclusive remedy with respect to any and all claims for any breach of any representation, warranty or covenant of the Company or Vroom Parent set forth herein.
6.3
Voided Payments. Notwithstanding anything to the contrary contained in this Agreement, for the avoidance of doubt, if, and to the extent that, any distributions on the Units paid to the Purchaser are subsequently invalidated, declared to be fraudulent or preferential or set aside or are required to be repaid to a trustee, receiver or any other person under any debtor relief law, state or federal law, common law, equitable cause or otherwise (such payment being hereinafter referred to as a “Voided Payment”), then Purchaser’s claim to such distributions shall be revived and shall continue in full force and effect as if such Voided Payment had never been made, and the limitations on Purchaser’s right to recover damages from the Company set forth in Section 6.2 hereof shall be increased by the amount of any such Voided Payment.
6.4
Non-Reliance.
(a)
The Purchaser is not relying, and the Purchaser has not relied, on any representations or warranties whatsoever regarding the Company, express or implied, except for the representations and warranties set forth in Section 2. The representations and warranties set forth in Section 2 constitute the sole and exclusive representations and warranties of, or relating to, the Company in connection with this Agreement, and the Purchaser understands, acknowledges and agrees that all other representations and warranties of any kind or nature as to the Company, or any information provided to the Purchaser, whether express, implied or statutory, are specifically disclaimed by the Purchaser.
(b)
The Company and Vroom Parent are not relying, and the Company and Vroom Parent have not relied, on any representations or warranties whatsoever regarding the Purchaser, express or implied, except for the representations and warranties set forth in Section 3. The representations and warranties set forth in Section 3 constitute the sole and exclusive representations and warranties of, or relating to, the Purchaser in connection with this Agreement, and the Company and Vroom Parent understand, acknowledge and agree that all other representations and warranties of any kind or nature as to the Purchaser, or any information provided to the Company or Vroom Parent, whether express, implied or statutory, are specifically disclaimed by the Company and Vroom Parent.
6.5
Punitive Damages; Other Losses. In no event shall any party hereto be liable to any other party hereto for any punitive damages or any loss of reputation or business opportunity relating to the breach or alleged breach of the representations, warranties or covenants contained in this Agreement.
7.
Miscellaneous.
7.1
Survival of Warranties. The representations and warranties of Vroom Parent, the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing until the date that is sixty (60) days following the expiration of the applicable statute of limitations (or the six (6) year anniversary of the Initial Closing in the event that no statute of limitation applies) (in any event, in each case, except to the extent a claim for indemnification has been made prior to such time for any breach thereof, in which event the representation or warranty and the associated rights of indemnification shall survive until such claim has been fully and finally resolved or is abandoned); provided, that, the representations and warranties in Section 2.13 shall survive indefinitely.
7.2
Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.3
Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.
7.4
Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
7.5
Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
7.6
Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing (including electronic mail as permitted in this Agreement) and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address set forth below, or to such e address as subsequently modified by written notice given in accordance with this Section 7.6:
(a)
If to the Company, to:

Vroom Automotive, LLC

4700 Mercantile Drive

Fort Worth, TX 76137

legal@vroom.com

Attn: Chief Legal Officer

(b)
If to Vroom Parent, to:

Vroom, Inc.

4700 Mercantile Drive

Fort Worth, TX 76137

legal@vroom.com

Attn: Chief Legal Officer

(c)
If to the Purchaser, to:

SPE Holdings 2026-1
c/o UMB Delaware Inc.

405 Silverside Road, Suite 101

Wilmington, Delaware 19809

with a copy (which shall not constitute notice) to:

Sidley Austin LLP
787 Seventh Avenue
New York, NY 10019
Attention: Asi Kirmayer, [***] and Robert Garritano
Email: akirmayer@sidley.com, [***] and rgarritano@sidley.com

7.7
No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.
7.8
Reimbursable Expenses. At the Initial Closing, the Company shall pay the reasonable fees and expenses of Sidley Austin LLP, counsel for the Purchaser, in an amount not to exceed, in the aggregate, [***] (the “Reimbursable Expenses”). For administrative convenience, the Company and the Purchaser hereby agree that the Reimbursable Expenses shall be deducted from the Purchase Price at the Initial Closing (but shall otherwise be treated as having been paid by the Company to the Purchaser).
7.9
Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the Purchaser.
7.10
Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
7.11
Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
7.12
Entire Agreement. This Agreement (including the Exhibits hereto) and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.
7.13
No Commitment for Additional Financing. The Company acknowledges and agrees that the Purchaser has not made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Units as set forth herein and subject to the conditions set forth herein. In addition, the Company acknowledges and agrees that (i) no statements, whether written or oral, made by the Purchaser or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by the Purchaser or its representatives, and (iii) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by the Purchaser and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. The Purchaser shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.
7.14
Periods of Time. When any period of time, computed from a certain day, within which or after which or before which an act is authorized or required to be done under this Agreement, ends on a Saturday, Sunday or public holiday, such act may be done on the next succeeding business day, and if the period ends at a specified hour, such act may be done at or before the same hour of such next succeeding business day.
7.15
Submission to Jurisdiction. Each party hereto irrevocably consents and agrees that any legal action or proceeding with respect to this Agreement and any action for enforcement of any judgment in respect thereof shall be brought in the state courts of the State of Delaware or the United States District Court for the District of Delaware, and, by execution and delivery of this Agreement, each party hereto hereby submits to and accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and appellate courts from any appeal thereof. Each party hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof in the manner set forth in Section 7.6. Each party hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law.
7.16
WAIVER OF TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN OR RELATED HERETO (WHETHER FOUNDED IN CONTRACT, TORT OR ANY

OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.16.
7.17
Specific Performance. Each party hereto acknowledges that the other party hereto would be irreparably damaged in the event of a breach or threatened breach by such party of any of its obligations under this Agreement and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to an injunction from a court of competent jurisdiction (without any requirement to post bond) granting such party specific performance by such party of its obligations under this Agreement.
7.18
Waiver of Conflicts. Each party to this Agreement acknowledges that Latham & Watkins LLP, counsel for Vroom Parent and the Company, may have in the past performed, and may continue to or in the future perform, legal services for Purchaser or its Affiliates in matters that are similar, but not substantially related, to the transactions described in this Agreement, including the representation of Purchaser or its Affiliates in venture capital financings and other matters. Accordingly, each party to this Agreement hereby acknowledges that (a) they have had an opportunity to ask for information relevant to this disclosure, and (b) Latham & Watkins LLP represents only Vroom Parent and the Company with respect to the Agreement and the transactions contemplated hereby. Vroom Parent and the Company each gives its informed consent to Latham & Watkins LLP’s existing and/or future representation of Purchaser or its Affiliates in matters not substantially related to this Agreement, and Purchaser give their informed consent to Latham & Watkins LLP’s representation of Vroom Parent and the Company in connection with this Agreement and the transactions contemplated hereby.
7.19
No Limitation on Recovery for Excluded Assets. Notwithstanding anything in this Agreement to the contrary, each of the Company, the Purchaser and Vroom Parent agree that there shall be no cap on any amount due to Vroom Parent arising under Section 2.13(b)(iii) of this Agreement.
7.20
Concerning the Trustee. It is expressly understood and agreed by the Company and Vroom Parent that (a) this Agreement is executed and delivered on behalf of the Purchaser by UMB Bank, N.A., not individually or personally but solely in its capacity as trustee on behalf of the Purchaser, in the exercise of the powers and authority conferred and vested in it under the trust agreement governing the Purchaser, (b) each of the representations, undertakings and agreements herein made on the part of the Purchaser is made and intended not as personal representations, undertakings and agreements by UMB Bank, N.A., but is made and intended for the purpose of binding only, and is binding only on, the Purchaser, (c) nothing herein contained shall be construed as creating any liability on UMB Bank, N.A., individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) UMB Bank, N.A. has made no investigation as to the accuracy or completeness of any representations or warranties made by the Purchaser in this Agreement, and (e) under no circumstances shall UMB Bank, N.A. be personally liable for the payment of any indebtedness, indemnities or expenses (including any arbitration or enforcement related expenses) of the Purchaser or be liable for the performance, breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Purchaser under this Agreement or any other related documents as to all of which recourse shall be had solely to the assets of the Purchaser.

(Signature pages follow)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

VROOM AUTOMOTIVE, LLC

By: /s/Thomas H. Shortt

Name: Thomas H. Shortt

Title: Chief Executive Officer

VROOM PARENT:

VROOM, INC.

By: /s/Thomas H. Shortt

Name: Thomas H. Shortt

Title: Chief Executive Officer

[Signature Page to Preferred Unit Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PURCHASER:

SPE HOLDINGS 2026-1

By: UMB Bank, N.A., not in its individual capacity but solely as Trustee

By: [***]

Name: [***]

Title: [***]

[Signature Page to Preferred Unit Purchase Agreement]

EXHIBIT A

RESTATED COMPANY AGREEMENT

EXHIBIT B

DISCLOSURE SCHEDULES

EXHIBIT C

FORM OF CORPORATE OPINION